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                                                                    EXHIBIT 23.3







                       [LETTERHEAD OF DELOITTE & TOUCHE]


Cable Design Technologies Corporation
Foster Plaza 7
661 Andersen Drive
Pittsburgh, Pennsylvania
USA 15220

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference, in this Registration Statement of Cable Design Technologies Corporation on Form S-8, of our reports dated December 19, 1995 (relating to the financial statements and schedule of Valuation and Qualifying Accounts of the Structured Wiring and Copper Wire and Cable Business of Northern Telecom Limited) appearing in the Prospectus, which is part of the Registration Statement of Cable Design Technologies Corporation on Form S-3 originally filed on January 23, 1996 (File No. 333-00554), as amended by Amendment No. 1 filed on February 6, 1996.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE



June 24, 1996





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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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